UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 4, 2008

RedRoller Holdings, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	333-133987	98-0539667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Soundview Plaza
1266 East Main St.
 Stamford, CT 06902-3546
 (Address of Principal Executive Offices)

(203) 852 - 0100
(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)            On December 30, 2007, the Board of Directors (the “Board”) of RedRoller Holdings, Inc. (the “Company”) appointed John Pavia as a director of the Company, filling a vacancy that existed on the Board.  In connection with his appointment to the Board, Mr. Pavia was named to the Audit Committee of the Board for which he will serve as chairman.

During the Company’s last fiscal  year, there have been no transactions nor are there any proposed transactions between the Company and Mr. Pavia that would require disclosure pursuant to Item 404(a) of Regulation S-B.

In connection with Mr. Pavia’s appointment to the Board, the Company granted Mr. Pavia an option (the “Stock Option”) to purchase 100,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to the Company’s 2007 Stock Option and Stock Incentive Plan.  50% of the total shares of Common Stock subject to the Stock Option vest on the first and second anniversaries of the date of the Stock Option.  The Stock Option provides for the accelerated vesting in full of all of the shares of Common Stock subject to the Stock Option upon a change of control of the Company.

Item 7.01	Regulation FD Disclosure.

On January 4, 2008, the Company  issued a press release announcing that Mr. Pavia has been appointed to the Board.  A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit shall be deemed to be “furnished” and not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language of such filing.

Item 9.01	Financial Statements and Exhibits.

List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

Exhibits:

99.1    Press release, dated January 4, 2008, of RedRoller Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RedRoller Holdings, Inc.

Date: January 4, 2008	By:	/s/ William Van Wyck
William Van Wyck
President and Chief Executive Officer